EX10.1 - Declaration of Trust

DECLARATION OF TRUST

This Declaration of Trust verifies that Terry G. Cook of 10655 NE 4th Street, Suite 400, Bellevue, WA  98004 does hereby declare that title to the mineral claims shown below are held in the name of Terry G. Cook but that all these claims are held in trust for Cougar Holdings, Inc. of 10655 NE 4th Street, Suite 400, Bellevue, WA  98004.  The claims are:

NAME OF CLAIM	TENURE NUMBER	UNITS	PERCENTAGE OF TITLE

WCT1	391700	20	100%
WC1	391701	20	100%
WC2	391702	20	100%

The above mineral claims are in the Vernon Mining Division of British Columbia.

Terry G. Cook has no interest whatsoever in the said mineral claims other than that of a bare trustee and that any distribution whether income or capital and whether in cash or otherwise, and any rights in respect of the said mineral claims do not in any manner belong to Terry G. Cook, but are the property of the said Cougar Holdings, Inc.

Terry G. Cook will deliver full title on demand to Cougar Holdings, Inc. for as long as the claims are in good standing with the Province of British Columbia.

DATED for reference the 31st day of January 2002.

SIGNED, SEALED and DELIVERED

/s/  Terry G. Cook

_______________________________
Terry G. Cook

By Terry G. Cook in the presence of:

/s/  Mike Dufton

_______________________________
Mike Dufton
Witness